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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 9, 1999 included in the Annual Report on Form 10-K of The Houston Exploration Company for the for the year ended December 31, 1998, and to all references to Arthur Andersen LLP included in this Registration Statement.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
New York, New York
May 19, 1999